                                                                     EXHIBIT 3.2




               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           TELE-COMMUNICATIONS, INC.


                      ------------------------------------


              TCI/LIBERTY HOLDING COMPANY, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

              (1) The name of the Corporation is TCI/Liberty Holding Company. The original Certificate of Incorporation of the Corporation was filed on January 24, 1994. The name under which the Corporation was originally incorporated is TCI/Liberty Holding Company.

              (2) This Amended and Restated Certificate of Incorporation restates and amends the Certificate of Incorporation of the Corporation.

              (3) The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE I

                                      NAME

       The name of the Corporation is Tele-Communications, Inc.


                                   ARTICLE II

                               REGISTERED OFFICE

       The location of the registered office of the Corporation in the State of Delaware is the office of The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19901, and the name of the registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE III

                                    PURPOSE

       The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.




                                AUTHORIZED STOCK

       The total number of shares of capital stock which the Corporation shall have authority to issue is one billion two hundred fifty three million one hundred eighty one thousand two hundred ninety seven (1,253,175,069) shares, of which one billion two hundred fifty million (1,250,000,000) shares shall be common stock ("Common Stock") and three million one hundred eighty one thousand two hundred ninety seven (3,175,069) shares shall be preferred stock ("Preferred Stock"). Said shares of Common Stock and Preferred Stock shall be divided into the following classes:

              (a) One billion one hundred million (1,100,000,000) shares of Common Stock shall be of a class designated as Class A Common Stock with a par value of $1.00 per share;

              (b) One hundred fifty million (150,000,000) shares of Common Stock shall be of a class designated as Class B Common Stock with a par value of $1.00 per share;

              (c) Five hundred thousand (500,000) shares of Preferred Stock shall be of a class designated as Class A Preferred Stock with a par value of $.01 per share;

              (d) One million six hundred seventy five thousand ninety six (1,675,096) shares of Preferred Stock shall be of a class designated as Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock with a par value of $.01 per share; and

              (e) Ten million (10,000,000) shares of Preferred Stock shall be of a class designated as Series Preferred Stock with a par value of $.01 per share.

       The description of the Common Stock and the Preferred Stock of the Corporation, and the relative rights, preferences and limitations thereof, or the method of fixing and establishing the same, are as hereinafter in this set forth:
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                                   SECTION A

                              CERTAIN DEFINITIONS

       Unless the context otherwise requires, the terms defined in this Section A shall have, for all purposes of this , the meanings herein specified:

       "Board of Directors" shall mean the Board of Directors of the Corporation and, unless the context indicates otherwise, shall also mean, to the extent permitted by law, any committee thereof authorized, with respect to any particular matter, to exercise the power of the Board of Directors of the Corporation with respect to such matter.

       "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York, are not required to be open.

       "capital stock" shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock.

       "Certificate" shall mean this Amended and Restated Certificate of Incorporation of the Corporation, as it may from time to time hereafter be amended or restated.

       "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

       "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.


                                   SECTION B

                            CLASS A PREFERRED STOCK

       The Class A Preferred Stock shall have the following preferences, limitations and relative rights:

              1. Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this Section B, the meanings herein specified:

              "Class A Common Stock" shall mean the Class A Common Stock, par value $1.00 per share, of the Corporation, which term shall include, where appropriate, in the case of any reclassification, recapitalization or other change in the Class A Common Stock, or in the case of a consolidation or merger of the Corporation with or into another Person affecting the Class A Common Stock, such capital stock to which a holder of Class A Common Stock shall be entitled upon the occurrence of such event.





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              "Class A Preferred Stock" shall mean the Class A Preferred Stock, par value $.01 per share, of the Corporation.

              "Class B Common Stock" shall mean the Class B Common Stock, par value $1.00 per share, of the Corporation, which term shall include, where appropriate, in the case of any reclassification, recapitalization or other change in the Class B Common Stock, or in the case of a consolidation or merger of the Corporation with or into another Person affecting the Class B Common Stock, such capital stock to which a holder of Class B Common Stock shall be entitled upon the occurrence of such event.

              "Class B Preferred Stock" shall mean the Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share, of the Corporation.

              "Dividend Payment Date" shall mean, for any Dividend Period, the last day of such Dividend Period which shall be the first day of March of each year, commencing with March 1, 1995, or the next succeeding Business Day if any such day is not a Business Day.

              "Dividend Period" shall mean the period from the Issue Date to and including the first Dividend Payment Date and each annual period between consecutive Dividend Payment Dates.

              "Issue Date" shall mean the date on which shares of Class A Preferred Stock are first issued.

              "Junior Stock" shall mean (i) the Class A Common Stock, (ii) the Class B Common Stock, (iii) any other class or series of capital stock, whether now existing or hereafter created, of the Corporation, other than (A) the Class A Preferred Stock, (B) the Class B Preferred Stock, (C) any class or series of Parity Stock (except to the extent provided under clause (iv) hereof) and (D) any Senior Stock, and (iv) any class or series of Parity Stock to the extent that it ranks junior to the Class A Preferred Stock as to dividend rights, rights of redemption or rights on liquidation, as the case may be. For purposes of clause (iv) above, a class or series of Parity Stock shall rank junior to the Class A Preferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of Class A Preferred Stock shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or series.

              "Liquidation Preference" measured per share of the Class A Preferred Stock as of any date in question (the "Determination Date") shall mean an amount equal to the sum of (a) the Stated Liquidation Value of such share, plus (b) an amount equal to all dividends accrued on such share which pursuant to paragraph 2(b) of this Section B have been added to and remain a part of the Liquidation Preference as of the Determination Date, plus (c) for purposes of determining the amounts payable pursuant to paragraph 3 and paragraph 4 of this Section B and the definition of Redemption Price, an amount equal to all unpaid dividends accrued on such share during the period from the immediately preceding Dividend Payment Date (or the Issue Date if the Determination Date is on or prior to the first Dividend Payment Date) through and including the Determination Date, and, in the case of clauses (b) and (c) hereof, whether or not such unpaid





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dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends. In connection with the determination of the Liquidation Preference of a share of Class A Preferred Stock upon redemption or upon liquidation, dissolution or winding up of the Corporation, the Determination Date shall be the applicable date of redemption or the date of distribution of amounts payable to stockholders in connection with any such liquidation, dissolution or winding up.

              "Parity Stock" shall mean any class or series of capital stock, whether now existing or hereafter created, of the Corporation ranking on a parity basis with the Class A Preferred Stock as to dividend rights, rights of redemption or rights on liquidation. Capital stock of any class or series shall rank on a parity as to dividend rights, rights of redemption or rights on liquidation with the Class A Preferred Stock, whether or not the dividend rates, dividend payment dates, redemption or liquidation prices per share or sinking fund or mandatory redemption provisions, if any, are different from those of the Class A Preferred Stock, if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective accumulated and accrued and unpaid dividends, redemption prices or liquidations prices, respectively, without preference or priority, one over the other, as between the holders of shares of such class or series and the holders of Class A Preferred Stock. No class or series of capital stock that ranks junior to the Class A Preferred Stock as to rights on liquidation shall rank or be deemed to rank on a parity basis with the Class A Preferred Stock as to dividend rights or rights of redemption, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

              "Record Date" for the dividends payable on any Dividend Payment Date means the fifteenth day of the month preceding the month during which such Dividend Payment Date shall occur, or if any such day is not a Business Day, then on the next preceding Business Day, as and if designated by the Board of Directors.

              "Redemption Date" as to any share of Class A Preferred Stock shall mean the date fixed for redemption of such share pursuant to paragraph 4(a) or (b) of this Section B, provided that no such date will be a Redemption Date unless the applicable Redemption Price is actually paid in full on such date.

              "Redemption Price" as to any share of Class A Preferred Stock which is to be redeemed on any Redemption Date shall mean the Liquidation Preference thereof on such Redemption Date.

              "Senior Stock" shall mean any class or series of capital stock, whether now existing or hereafter created, of the Corporation ranking prior to the Class A Preferred Stock as to dividend rights, rights of redemption or rights on liquidation. Capital stock of any class or series shall rank prior to the Class A Preferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of Class A Preferred Stock. No class or series of capital stock that ranks on a parity basis with or junior to the Class A Preferred Stock as to rights on liquidation shall rank or be deemed to rank prior to the Class A Preferred Stock as to dividend rights or rights of redemption, notwithstanding that the dividend rate, dividend payment dates, sinking fund provisions, if any, or mandatory redemption provisions thereof are different from those of the Class A Preferred Stock, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

              "Special Record Date" has the meaning ascribed to such term in paragraph 2(b) of this Section B.

              "Stated Liquidation Value" of a share of Class A Preferred Stock means [dollar amount to be supplied by CS First Boston in connection with its valuation of the Class A Preferred Stock].

              "Subsidiary" of any Person shall mean (i) a corporation a majority of the capital stock of which, having voting power under ordinary circumstances to elect directors, is at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person and (ii) any other Person (other than a corporation) in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, has (x) a majority ownership interest or (y) the power to elect or direct the election of a majority of the members of the governing body of such first-named Person.


              2.     Dividends.

                     (a) DIVIDEND RIGHTS; DIVIDEND PAYMENT DATES. Subject to the prior preferences and other rights of any Senior Stock and the provisions of paragraph 5 hereof, the holders of Class A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of unrestricted funds legally available therefor, cumulative dividends, in preference to dividends on any Junior Stock, that shall accrue on each share of Class A Preferred Stock at the rate of [percentage rate to be supplied by CS First Boston in connection with its valuation of the Class A Preferred Stock] per annum of the Stated Liquidation Value of such share from the Issue Date to and including the date on which the Liquidation Preference of such share is made available (whether on liquidation, dissolution, or winding up of the Corporation or, in the case of paragraph 4 of this Section B, upon the applicable Redemption Date). Accrued dividends on the Class A Preferred Stock will be payable, as provided in paragraph 2(c) below, annually on each Dividend Payment Date to the holders of record of the Class A Preferred Stock as of the close of business on the Record Date for such dividend payment. Dividends shall be fully cumulative and shall accrue (without interest or compounding) on a daily basis without regard to the occurrence of a Dividend Payment Date and whether or not such dividends are declared and whether or not there are any unrestricted funds of the Corporation legally available for the payment of dividends. The amount of dividends "accrued" as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date shall be calculated on the basis of the foregoing rate per annum for the actual number of days elapsed from the Initial Accrual Date (in the case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in the case of any other date) to and including the date as of which such determination is to be made, based on a 365- or 366-day year, as the case may be.





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                     (b)    SPECIAL RECORD DATE.  On each Dividend Payment
Date, all dividends that have accrued on each share of Class A Preferred Stock during the immediately preceding Dividend Period shall, to the extent not paid as provided in paragraph 2(c) below on such Dividend Payment Date for any reason (whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends), be added to the Liquidation Preference of such share and will remain a part thereof until such dividends are paid as provided in paragraph 2(c) below. No interest or additional dividends will accrue or be payable with respect to any dividend payment on the Class A Preferred Stock that may be in arrears or with respect to that portion of any other payment on the Class A Preferred Stock that is in arrears which consists of accumulated or accrued and unpaid dividends. Such accumulated or accrued and unpaid dividends may be declared and paid at any time (subject to the rights of any Senior Stock and, if applicable, to the concurrent satisfaction of any dividend arrearages then existing with respect to any Parity Stock which ranks on a parity basis with the Class A Preferred Stock as to the payment of dividends) without reference to any regular Dividend Payment Date, to holders of record as of the close of business on such date, not more than 45 days nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors (the "Special Record Date"). Notice of each Special Record Date shall be given, not more than 45 days nor less than 10 days prior thereto, to the holders of record of the shares of Class A Preferred Stock.

                     (c) METHOD OF PAYMENT. All dividends payable with respect to the shares of Class A Preferred Stock shall be declared and paid in cash. All dividends paid with respect to the shares of Class A Preferred Stock pursuant to this paragraph 2 shall be paid pro rata to all the holders of shares of Class A Preferred Stock outstanding on the applicable Record Date or Special Record Date, as the case may be.

              3.     Distributions Upon Liquidation, Dissolution or Winding Up.

                     Subject to the prior payment in full of the preferential amounts to which any Senior Stock is entitled, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Class A Preferred Stock shall be entitled to receive from the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made to the holders of any Junior Stock, an amount in cash or property at its fair market value, as determined by the Board of Directors in good faith, or a combination thereof, per share, equal to the Liquidation Preference of a share of Class A Preferred Stock as of the date of payment or distribution, which payment or distribution shall be made pari passu with any such payment or distribution made to the holders of any Parity Stock ranking on a parity basis with the Class A Preferred Stock with respect to distributions upon liquidation, dissolution or winding up of the Corporation. The holders of Class A Preferred Stock shall be entitled to no other or further distribution of or participation in any remaining assets of the Corporation after receiving the Liquidation Preference per share. If, upon distribution of the Corporation's assets in liquidation, dissolution or winding up, the assets of the Corporation to be distributed among the holders of the Class A Preferred Stock and to all holders of any Parity Stock ranking on a parity basis with the Class A Preferred Stock with respect to distributions upon liquidation, dissolution or winding up shall be insufficient to permit payment in full to such holders of the respective preferential amounts to which they are entitled, then the entire assets of the Corporation to be distributed to holders of the Class A Preferred Stock and such Parity

Stock shall be distributed pro rata to such holders based upon the aggregate of the full preferential amounts to which the shares of Class A Preferred Stock and such Parity Stock would otherwise respectively be entitled. Neither the consolidation or merger of the Corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 3. Notice of the liquidation, dissolution or winding up of the Corporation shall be given, not less than 20 days prior to the date on which such liquidation, dissolution or winding up is expected to take place or become effective, to the holders of record of the shares of Class A Preferred Stock.

              4.     Redemption.

              (a) MANDATORY REDEMPTION. Subject to the rights of any Senior Stock and the provisions of paragraph 5 of this Section B, the Corporation shall redeem, out of funds legally available therefor, on the twelfth anniversary of the Issue Date (or, if such day is not a Business Day, on the first Business Day thereafter), all shares of Class A Preferred Stock remaining outstanding at the Redemption Price on the Redemption Date. If the funds of the Corporation legally available for redemption of shares of the Class A Preferred Stock or Parity Stock then required to be redeemed are insufficient to redeem the total number of such shares remaining outstanding, those funds which are legally available shall, subject to the rights of any Senior Stock and the provisions of paragraph 5, be used to redeem the maximum possible number of shares of Class A Preferred Stock and Parity Stock. Subject to the rights of any Senior Stock and the provisions of paragraph 5 hereof, at any time and from time to time thereafter when additional funds of the Corporation are legally available for such purpose, such funds shall immediately be used to redeem the shares of Class A Preferred Stock and Parity Stock which are required to be redeemed that the Corporation failed to redeem until the balance of such shares has been redeemed. The selection of shares to be redeemed pursuant to the two immediately preceding sentences shall be made on a pro rata basis as among the different classes or series and as among the holders of shares of a particular class or series.

              (b) OPTIONAL REDEMPTION. Subject to the rights of any Senior Stock and the provisions of paragraph 5 of this Section B, the shares of Class A Preferred Stock may be redeemed, at the option of the Corporation by the action of the Board of Directors, in whole or from time to time in part, on any Business Day occurring after the Issue Date, at the Redemption Price on the Redemption Date. If less than all outstanding shares of Class A Preferred Stock are to be redeemed on any Redemption Date, the shares of Class A Preferred Stock to be redeemed shall be chosen by chosen pro rata among all holders of Class A Preferred Stock. The Corporation shall not be required to register a transfer of (i) any shares of Class A Preferred Stock for a period of 15 days next preceding any selection of shares of Class A Preferred Stock to be redeemed or (ii) any shares of Class A Preferred Stock selected or called for redemption.

                     (c) NOTICE OF REDEMPTION. Notice of redemption shall be given by or on behalf of the Corporation, not more than 60 days nor less than 30 days prior to the Redemption Date, to the holders of record of the shares of Class A Preferred Stock to be redeemed; but no defect in such notice or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Class A Preferred Stock. In addition to any information required by law or by the applicable rules of any national securities exchange or national interdealer quotation system on which the Class A Preferred Stock may be listed or admitted to trading or quoted, such notice shall set forth the Redemption Price, the Redemption Date, the number of shares to be redeemed and the place at which the shares called for redemption will, upon presentation and surrender of the stock certificates evidencing such shares, be redeemed. In the event that fewer than the total number of shares of Class A Preferred Stock represented by a certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the holder thereof without cost to such holder.

                     (d) DEPOSIT OF REDEMPTION PRICE. If notice of any redemption by the Corporation pursuant to this paragraph 4 shall have been given as provided in paragraph 4(c) above, and if on or before the Redemption Date specified in such notice an amount in cash sufficient to redeem in full on the Redemption Date at the Redemption Price all shares of Class A Preferred Stock called for redemption shall have been set apart so as to be available for such purpose and only for such purpose, then effective as of the close of business on the Redemption Date, the shares of Class A Preferred Stock called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive the Redemption Price of such shares, without interest, upon the surrender of certificates representing the same.

                     (e) STATUS OF REDEEMED SHARES. All shares of Class A Preferred Stock redeemed, exchanged, purchased or otherwise acquired by the Corporation shall be retired and shall not be reissued.


              5.     Limitations on Dividends and Redemptions.

                     If at any time the Corporation shall have failed to pay, or declare and set aside the consideration sufficient to pay, full cumulative dividends for all prior dividend periods on any Parity Stock which by the terms of the instrument creating or evidencing such Parity Stock is entitled to the payment of such cumulative dividends prior to the redemption, exchange, purchase or other acquisition of the Class A Preferred Stock, and until full cumulative dividends on such Parity Stock for all prior dividend periods are paid, or declared and the consideration sufficient to pay the same in full is set aside so as to be available for such purpose and no other purpose, neither the Corporation nor any Subsidiary thereof shall redeem, exchange, purchase or otherwise acquire any shares of Class A Preferred Stock, Parity Stock or Junior Stock, or set aside any money or assets for any such purpose, pursuant to paragraph 4 hereof, a sinking fund or otherwise, unless all then outstanding shares of Class A Preferred Stock, of such Parity Stock and of any other class of series of Parity Stock that by the terms of the instrument creating or evidencing such Parity Stock is required to be redeemed under such circumstances are redeemed or exchanged pursuant to the terms hereof and thereof.

                     If at any time the Corporation shall have failed to pay, or declare and set aside the consideration sufficient to pay, full cumulative dividends on the Class A Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date, and until full cumulative dividends on the Class A Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date are paid, or declared and the consideration sufficient to pay the same in full is set aside so as to be available for such purpose and no other purpose, neither the Corporation nor any Subsidiary thereof shall redeem, exchange, purchase or otherwise acquire any shares of Class A Preferred Stock, Parity Stock or Junior Stock, or set aside any money or assets for any such purpose, pursuant to paragraph 4 hereof, a sinking fund or otherwise, unless all then outstanding shares of Class A Preferred Stock and of any other class or series of Parity Stock that by the terms of the instrument creating or evidencing such Parity Stock is required to be redeemed under such circumstances are redeemed or exchanged pursuant to the terms hereof and thereof.

                     If at any time the Corporation shall have failed to pay, or declare and set aside the consideration sufficient to pay, full cumulative dividends on the Class A Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date, and until full cumulative dividends on the Class A Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date are paid, or declared and the consideration sufficient to pay the same in full is set aside for such purpose and no other purpose, the Corporation shall not declare or pay any dividend on or make any distribution with respect to any Junior Stock or Parity Stock or set aside any money or assets for any such purpose, except that the Corporation may declare and pay a dividend on any Parity Stock ranking on a parity basis with the Class A Preferred Stock with respect to the right to receive dividend payments, contemporaneously with the declaration and payment of a dividend on the Class A Preferred Stock, provided that such dividends are declared and paid pro rata so that the amount of dividends declared and paid per share of the Class A Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accumulated and accrued and unpaid dividends per share on the Class A Preferred Stock and such Parity Stock bear to each other.

                     If the Corporation shall fail to redeem on any date fixed for redemption or exchange pursuant to paragraph 4 hereof any shares of Class A Preferred Stock called for redemption on such date, and until such shares are redeemed in full, the Corporation shall not redeem or exchange any Parity Stock or Junior Stock or declare or pay any dividend on or make any distribution with respect to any Junior Stock, or set aside any money or assets for any such purpose, and neither the Corporation nor any Subsidiary thereof shall purchase or otherwise acquire any Class A Preferred Stock, Parity Stock or Junior Stock, or set aside any money or assets for any such purpose.

                     Neither the Corporation nor any Subsidiary thereof shall redeem, exchange, purchase or otherwise acquire any Parity Stock or Junior Stock, or set aside any money or assets for any such purpose, if after giving effect to such redemption, exchange, purchase or other acquisition, the amount (as determined by the Board of Directors in good faith) that would be available for distribution to the holders of the Class A Preferred Stock upon liquidation, dissolution or winding up of the Corporation if such liquidation, dissolution or winding up were to occur on the date fixed for such redemption, exchange, purchase or other acquisition of such Parity Stock or Junior Stock would be less than the aggregate Liquidation Preference as of such date of all shares of Class A Preferred Stock then outstanding.

                     Nothing contained in the first, fourth or fifth paragraph of this paragraph 5 shall prevent (i) the payment of dividends on any Junior Stock solely in shares of Junior Stock





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
or the redemption, purchase or other acquisition of Junior Stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of the first and fifth paragraphs hereof) through the application of the proceeds from the sale of, shares of Junior Stock; or (ii) the payment of dividends on any Parity Stock solely in shares of Parity Stock and/or Junior Stock or the redemption, exchange, purchase or other acquisition of Class A Preferred Stock or Parity Stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of the first and fifth paragraphs hereof) through the application of the proceeds from the sale of, shares of Parity Stock and/or Junior Stock.

                     The provisions of the first paragraph of this paragraph 5 are for the sole benefit of the holders of Class A Preferred Stock and Parity Stock having the terms described therein and accordingly, at any time when there are no shares of any such class or series of Parity Stock outstanding or if the holders of each such class or series of Parity Stock have, by such vote or consent of the holders thereof as may be provided for in the instrument creating or evidencing such class or series, waived in whole or in part the benefit of such provisions (either generally or in the specific instance), then the provisions of the first paragraph of this paragraph 5 shall not (to the extent waived, in the case of any partial waiver) restrict the redemption, exchange, purchase or other acquisition of any shares of Class A Preferred Stock, Parity Stock or Junior Stock. All other provisions of this paragraph 5 are for the sole benefit of the holders of Class A Preferred Stock and accordingly, if the holders of shares of Class A Preferred Stock shall have waived (as provided in paragraph 7 of this Section B) in whole or in part the benefit of the applicable provisions, either generally or in the specific instance, such provision shall not (to the extent of such waiver, in the case of a partial waiver) restrict the redemption, exchange, purchase or other acquisition of, or declaration, payment or making of any dividends or distributions on the Class A Preferred Stock, any Parity Stock or any Junior Stock.

              6.     Voting.

                     (a)    VOTING RIGHTS.         The holders of Class A
Preferred Stock shall have no voting rights whatsoever, except as required by law and except for the voting rights described in this paragraph 6; provided, however, that the number of authorized shares of Class A Preferred Stock may be increased or decreased (but not below the number of shares of Class A Preferred Stock then outstanding) by the affirmative vote of the holders of at least 66 2/3 of the total voting power of the then outstanding Voting Securities (as defined in Section C of Article V of this Certificate), voting together as a single class as provided in Article IX of this Certificate. Without limiting the generality of the foregoing, no vote or consent of the holders of Class A Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation or designation of any class or series of Senior Stock, Parity Stock or Junior Stock, or (c) any amendment to this Certificate that would increase the number of authorized shares of Preferred Stock or the number of authorized shares of Class A Preferred Stock or that would decrease the number of authorized shares of Preferred Stock or the number of authorized shares of Class A Preferred Stock (but not below the number of shares of Preferred Stock or Class A Preferred Stock, as the case may be, then outstanding).

                     (b) ELECTION OF DIRECTORS. The holders of the Class A Preferred Stock shall have the right to vote at any annual or special meeting of stockholders for the purpose of electing directors. Each share of Class A Preferred Stock shall have one vote for such purpose, and shall vote as a single class with any other class or series of capital stock of the Corporation entitled to vote in any general election of directors.

              7.     Waiver.

                     Any provision of this Section B which, for the benefit of the holders of Class A Preferred Stock, prohibits, limits or restricts actions by the Corporation, or imposes obligations on the Corporation, may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case with the consent of the holders of at least a majority of the number of shares of Class A Preferred Stock then outstanding (or such greater percentage thereof as may be required by applicable law or any applicable rules of any national securities exchange or national interdealer quotation system), either in writing or by vote at an annual meeting or a meeting called for such purpose at which the holders of Class A Preferred Stock shall vote as a separate class.

              8.     Method of Giving Notices.

                     Any notice required or permitted by the provisions of this Section B to be given to the holders of shares of Class A Preferred Stock shall be deemed duly given if deposited in the United States mail, first class mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation or supplied by him in writing to the Corporation for the purpose of such notice.

              9.     Exclusion of Other Rights.

                     Except as may otherwise be required by law and except for the equitable rights and remedies which may otherwise be available to holders of Class A Preferred Stock, the shares of Class A Preferred Stock shall not have any designations, preferences, limitations or relative rights other than those specifically set forth in this Certificate.

              10.    Heading of Subdivisions.

                     The headings of the various subdivisions of this Section are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Section.


                                   SECTION C

                 CLASS B 6% CUMULATIVE REDEEMABLE EXCHANGEABLE
                             JUNIOR PREFERRED STOCK

       The Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock shall have the following preferences, limitations and relative rights:

              1. Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this Section C, the meanings herein specified:

              "Average Market Price" as of any Record Date or Special Record Date for a dividend payment declared by the Board of Directors means the average of the daily Current Market Prices of the Class A Common Stock for a period of 20 consecutive trading days ending on the tenth trading day prior to such Record Date or Special Record Date, appropriately adjusted to take into account any stock dividends on the Class A Common Stock, or any stock splits, reclassifications or combinations of the Class A Common Stock, during the period following the first of such 20 trading days and ending on the last full trading day immediately preceding the Dividend Payment Date or other date fixed for the payment of dividends to which such Record Date or Special Record Date, as the case may be, relates.

              "Class A Common Stock" shall mean the Class A Common Stock, par value $1.00 per share, of the Corporation, which term shall include, where appropriate, in the case of any reclassification, recapitalization or other change in the Class A Common Stock, or in the case of a consolidation or merger of the Corporation with or into another Person affecting the Class A Common Stock, such capital stock to which a holder of Class A Common Stock shall be entitled upon the occurrence of such event.

              "Class A Preferred Stock" shall mean the Class A Preferred Stock, par value $.01 per share, of the Corporation.

              "Class B Common Stock" shall mean the Class B Common Stock, par value $1.00 per share, of the Corporation, which term shall include, where appropriate, in the case of any reclassification, recapitalization or other change in the Class B Common Stock, or in the case of a consolidation or merger of the Corporation with or into another Person affecting the Class B Common Stock, such capital stock to which a holder of Class B Common Stock shall be entitled upon the occurrence of such event.

              "Class B Preferred Stock" shall mean the Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share, of the Corporation.

              "Current Market Price" of a share of Class A Common Stock on any day means the last reported per share sale price (or, if no sale price is reported, the average of the high and low bid prices) of the Class A Common Stock on such day on the National Association of Securities Dealers, Inc. Automated Quotation System or as quoted by the National Quotation Bureau Incorporated, or if the Class A Common Stock is listed on an exchange, on the principal exchange on which the Class A Common Stock is listed. In the event that no such quotation is available for any day, the Board of Directors shall be entitled to determine the Current Market Price on the basis of such quotations as it considers appropriate.

              "Dividend Payment Date" shall mean, for any Dividend Period, the last day of such Dividend Period which shall be the first day of March of each year, commencing with March 1, 1995, or the next succeeding Business Day if any such day is not a Business Day.

              "Dividend Period" shall mean the period from the Initial Accrual Date to and including the first Dividend Payment Date and each annual period between consecutive Dividend Payment Dates.

              "Form 8-K" shall mean the Corporation's Current Report on Form 8-K, dated [insert date of Form 8-K] filed by the Corporation with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

              "Initial Accrual Date", when used with respect to the shares of Class B Preferred Stock, shall mean [insert first day after the last dividend payment date before the Effective Time under the Class E, 6% Cumulative Redeemable Exchangeable Junior Preferred Stock of Liberty].

              "Issue Date" shall mean the date on which shares of Class B Preferred Stock are first issued.

              "Junior Exchange Notes" shall mean junior subordinated debt securities of the Corporation of a series to be issued under the Junior Exchange Note Indenture in exchange for shares of Class B Preferred Stock as contemplated by paragraphs 4(d) and (f) of this Section C.

              "Junior Exchange Note Indenture" shall mean an indenture substantially in the form annexed as Exhibit A to the Form 8-K, as supplemented by a supplemental indenture substantially in the form annexed as Exhibit 1 to such form of indenture, as said indenture and supplemental indenture may be amended or further supplemented from time to time (subject to any applicable restrictions of this Certificate) and, unless the context indicates otherwise, shall include the form and terms of the Junior Exchange Notes established as contemplated thereunder.

              "Junior Stock" shall mean (i) the Class A Common Stock, (ii) the Class B Common Stock, (iii) any other class or series of capital stock, whether now existing or hereafter created, of the Corporation, other than (A) the Class B Preferred Stock, (B) the Class A Preferred Stock, (C) any class or series of Parity Stock (except to the extent provided under clause (iv) hereof) and (D) any Senior Stock, and (iv) any class or series of Parity Stock to the extent that it ranks junior to the Class B Preferred Stock as to dividend rights, rights of redemption or rights on liquidation, as the case may be. For purposes of clause (iv) above, a class or series of Parity Stock shall rank junior to the Class B Preferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of Class B Preferred Stock shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or series.

              "Liquidation Preference" measured per share of the Class B Preferred Stock as of any date in question (the "Determination Date") shall mean an amount equal to the sum of (a) the Stated Liquidation Value of such share, plus (b) an amount equal to all dividends accrued on such share which pursuant to paragraph 2(b) of this Section C have been added to and remain a part of the Liquidation Preference as of the Determination Date, plus (c) for purposes of determining the amounts payable pursuant to paragraph 3 and paragraph 4 of this Section C and the definition of Redemption Price, an amount equal to all unpaid dividends accrued on such share during the period from the immediately preceding Dividend Payment Date (or the Initial Accrual Date if the

Determination Date is on or prior to the first Dividend Payment Date) through and including the Determination Date, and, in the case of clauses (b) and (c) hereof, whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends. In connection with the determination of the Liquidation Preference of a share of Class B Preferred Stock upon redemption or upon liquidation, dissolution or winding up of the Corporation, the Determination Date shall be the applicable date of redemption or the date of distribution of amounts payable to stockholders in connection with any such liquidation, dissolution or winding up.

              "1933 Act" shall mean the Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations promulgated thereunder.

              "Optional Exchange Date" shall mean the date fixed for the exchange of shares of Class B Preferred Stock pursuant to paragraph 4(d) of this Section C, provided that such date will not be the Optional Exchange Date unless on or before such date all conditions to the issuance and delivery of Junior Exchange Notes upon such exchange contained in paragraph 4(f) of this Section C have been satisfied.

              "Parity Stock" shall mean any class or series of capital stock, whether now existing or hereafter created, of the Corporation ranking on a parity basis with the Class B Preferred Stock as to dividend rights, rights of redemption or rights on liquidation. Capital stock of any class or series shall rank on a parity as to dividend rights, rights of redemption or rights on liquidation with the Class B Preferred Stock, whether or not the dividend rates, dividend payment dates, redemption or liquidation prices per share or sinking fund or mandatory redemption provisions, if any, are different from those of the Class B Preferred Stock, if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective accumulated and accrued and unpaid dividends, redemption prices or liquidations prices, respectively, without preference or priority, one over the other, as between the holders of shares of such class or series and the holders of Class B Preferred Stock. No class or series of capital stock that ranks junior to the Class B Preferred Stock as to rights on liquidation shall rank or be deemed to rank on a parity basis with the Class B Preferred Stock as to dividend rights or rights of redemption, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

              "Record Date" for the dividends payable on any Dividend Payment Date means the fifteenth day of the month preceding the month during which such Dividend Payment Date shall occur, or if any such day is not a Business Day, then on the next preceding Business Day, as and if designated by the Board of Directors.

              "Redemption Agent" has the meaning ascribed to such term in paragraph 4(c) of this Section C.

              "Redemption Date" as to any share of Class B Preferred Stock shall mean the date fixed for redemption of such share pursuant to paragraph 4(a) of this Section C, provided that no such date will be a Redemption Date unless the applicable Redemption Price is actually paid in full on such date or the consideration sufficient for the payment thereof, and for no other purpose, has been set apart or deposited in trust as contemplated by paragraph 4(c) of this Section C.

              "Redemption Price" as to any share of Class B Preferred Stock which is to be redeemed on any Redemption Date shall mean the Liquidation Preference thereof on such Redemption Date.

              "Senior Stock" shall mean (i) the Class A Preferred Stock and
(ii) any other class or series of capital stock, whether now existing or hereafter created, of the Corporation ranking prior to the Class B Preferred Stock as to dividend rights, rights of redemption or rights on liquidation. Capital stock of any class or series shall rank prior to the Class B Preferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of Class B Preferred Stock. No class or series of capital stock that ranks on a parity basis with or junior to the Class B Preferred Stock as to rights on liquidation shall rank or be deemed to rank prior to the Class B Preferred Stock as to dividend rights or rights of redemption, notwithstanding that the dividend rate, dividend payment dates, sinking fund provisions, if any, or mandatory redemption provisions thereof are different from those of the Class B Preferred Stock, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

              "Special Record Date" has the meaning ascribed to such term in paragraph 2(b) of this Section C.

              "Stated Liquidation Value" of a share of Class B Preferred Stock means $100.

              "Subsidiary" of any Person shall mean (i) a corporation a majority of the capital stock of which, having voting power under ordinary circumstances to elect directors, is at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person and (ii) any other Person (other than a corporation) in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, has (x) a majority ownership interest or (y) the power to elect or direct the election of a majority of the members of the governing body of such first-named Person.

              "TIA" shall mean the Trust Indenture Act of 1939 (or any successor statute) as in effect on the date the Junior Exchange Note Indenture is or is required to be qualified thereunder in accordance with paragraph 4 of this Section C.

              2.     Dividends.

                     (a) DIVIDEND RIGHTS; DIVIDEND PAYMENT DATES. Subject to the prior preferences and other rights of any Senior Stock and the provisions of paragraph 5 hereof, the holders of Class B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of unrestricted funds legally available therefor, cumulative dividends, in preference to dividends on any Junior Stock, that shall accrue on each share of Class B Preferred Stock at the rate of 6.0% per annum of the Stated Liquidation Value of such share from the

Initial Accrual Date to and including the date on which the Liquidation Preference of such share is made available (whether on liquidation, dissolution, or winding up of the Corporation or, in the case of paragraph 4 of this Section C, upon the applicable Redemption Date or Optional Exchange Date. Accrued dividends on the Class B Preferred Stock will be payable, as provided in paragraph 2(c) below, annually on each Dividend Payment Date to the holders of record of the Class B Preferred Stock as of the close of business on the Record Date for such dividend payment. Dividends shall be fully cumulative and shall accrue (without interest or compounding) on a daily basis without regard to the occurrence of a Dividend Payment Date and whether or not such dividends are declared and whether or not there are any unrestricted funds of the Corporation legally available for the payment of dividends. The amount of dividends "accrued" as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date shall be calculated on the basis of the foregoing rate per annum for the actual number of days elapsed from the Initial Accrual Date (in the case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in the case of any other date) to and including the date as of which such determination is to be made, based on a 365- or 366-day year, as the case may be.

                     (b) SPECIAL RECORD DATE. On each Dividend Payment Date, all dividends that have accrued on each share of Class B Preferred Stock during the immediately preceding Dividend Period shall, to the extent not paid as provided in paragraph 2(c) below on such Dividend Payment Date for any reason (whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends), be added to the Liquidation Preference of such share and will remain a part thereof until such dividends are paid as provided in paragraph 2(c) below. No interest or additional dividends will accrue or be payable (whether in cash, shares of Class A Common Stock or otherwise) with respect to any dividend payment on the Class B Preferred Stock that may be in arrears or with respect to that portion of any other payment on the Class B Preferred Stock that is in arrears which consists of accumulated or accrued and unpaid dividends. Such accumulated or accrued and unpaid dividends may be declared and paid at any time (subject to the rights of any Senior Stock and, if applicable, to the concurrent satisfaction of any dividend arrearages then existing with respect to any Parity Stock which ranks on a parity basis with the Class B Preferred Stock as to the payment of dividends) without reference to any regular Dividend Payment Date, to holders of record as of the close of business on such date, not more than 45 days nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors (the "Special Record Date"). Notice of each Special Record Date shall be given, not more than 45 days nor less than 10 days prior thereto, to the holders of record of the shares of Class B Preferred Stock.

                     (c) METHOD OF PAYMENT. All dividends payable with respect to the shares of Class B Preferred Stock may be declared and paid, in the sole discretion of the Board of Directors, in cash, through the issuance of shares of Class A Common Stock or in any combination of the foregoing, provided, however, that if on any Dividend Payment Date or other date fixed for the payment of dividends declared by the Board of Directors, the Corporation pursuant to applicable law or otherwise is prohibited or restricted from paying in cash the full amount of dividends declared payable to the holders of Class B Preferred Stock on such date, then the portion of such dividends the payment of which in cash is so prohibited or restricted (or such greater portion of such dividends as the Board of Directors may determine) shall be paid through the issuance of shares of Class A Common Stock. If any dividend payment declared by the Board of Directors with respect to the shares of Class B Preferred Stock is to be paid in whole or in part through the issuance of shares of Class A Common Stock, the amount of such dividend payment to be paid per share of Class B Preferred Stock in shares of Class A Common Stock (the "Stock Dividend Amount") shall be satisfied and paid by the delivery to the holders of record of such shares of Class B Preferred Stock on the Record Date or Special Record Date, as the case may be, for such dividend payment, of a number of shares of Class A Common Stock determined by dividing the Stock Dividend Amount by the Average Market Price of a share of Class A Common Stock as of such Record Date or Special Record Date. The Corporation shall not be required to issue any fractional share of Class A Common Stock to which any holder of Class B Preferred Stock may become entitled pursuant to this paragraph 2(c). The Board of Directors may elect to settle any final fraction of a share of Class A Common Stock which a holder of one or more shares of Class B Preferred Stock would otherwise be entitled to receive pursuant to this paragraph 2(c) by having the Corporation pay to such holder, in lieu of issuing such fractional share, cash in an amount (rounded upward to the nearest whole cent) equal to the same fraction of the Average Market Price of a share of Class A Common Stock as of the Record Date or Special Record Date, as the case may be, for the dividend payment with respect to which such shares of Class A Common Stock are being delivered. Such election, if made, shall be made as to all holders of Class B Preferred Stock who would otherwise be entitled to receive a fractional share of Class A Common Stock on the Dividend Payment Date or other date fixed for the payment of such dividend.

                     All dividends paid with respect to the shares of Class B Preferred Stock pursuant to this paragraph 2 shall be paid pro rata to all the holders of shares of Class B Preferred Stock outstanding on the applicable Record Date or Special Record Date, as the case may be.

              3.     Distributions Upon Liquidation, Dissolution or Winding Up.

                     Subject to the prior payment in full of the preferential amounts to which any Senior Stock is entitled, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Class B Preferred Stock shall be entitled to receive from the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made to the holders of any Junior Stock, an amount in cash or property at its fair market value, as determined by the Board of Directors in good faith, or a combination thereof, per share, equal to the Liquidation Preference of a share of Class B Preferred Stock as of the date of payment or distribution, which payment or distribution shall be made pari passu with any such payment or distribution made to the holders of any Parity Stock ranking on a parity basis with the Class B Preferred Stock with respect to distributions upon liquidation, dissolution or winding up of the Corporation. The holders of Class B Preferred Stock shall be entitled to no other or further distribution of or participation in any remaining assets of the Corporation after receiving the Liquidation Preference per share. If, upon distribution of the Corporation's assets in liquidation, dissolution or winding up, the assets of the Corporation to be distributed among the holders of the Class B Preferred Stock and to all holders of any Parity Stock ranking on a parity basis with the Class B Preferred Stock with respect to distributions upon liquidation, dissolution or winding up shall be insufficient to permit payment in full to such holders of the respective preferential amounts to which they are entitled, then the entire assets of the Corporation to be distributed to holders of the Class B Preferred Stock and such Parity Stock shall be distributed pro rata to such holders based upon the aggregate of the full preferential amounts to which the shares of Class B Preferred Stock and such Parity Stock would otherwise respectively be entitled. Neither the consolidation or merger of the Corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 3. Notice of the liquidation, dissolution or winding up of the Corporation shall be given, not less than 20 days prior to the date on which such liquidation, dissolution or winding up is expected to take place or become effective, to the holders of record of the shares of Class B Preferred Stock.

              4.     Redemption or Exchange.

                     (a) OPTIONAL REDEMPTION. Subject to the rights of any Senior Stock and the provisions of paragraph 5 of this Section C, the shares of Class B Preferred Stock may be redeemed, at the option of the Corporation by the action of the Board of Directors, in whole or from time to time in part, on any Business Day occurring after the Issue Date, at the Redemption Price on the Redemption Date. If less than all outstanding shares of Class B Preferred Stock are to be redeemed on any Redemption Date, the shares of Class B Preferred Stock to be redeemed shall be chosen by lot or by such other method as the Board of Directors considers fair and appropriate (and which complies with the requirements, if any, of any national securities exchange or national interdealer quotation system on which the Class B Preferred Stock may be listed or admitted to trading or quoted). The Corporation shall not be required to register a transfer of (i) any shares of Class B Preferred Stock for a period of 15 days next preceding any selection of shares of Class B Preferred Stock to be redeemed or (ii) any shares of Class B Preferred Stock selected or called for redemption.

                     (b) NOTICE OF REDEMPTION. Notice of redemption shall be given by or on behalf of the Corporation, not more than 60 days nor less than 30 days prior to the Redemption Date, to the holders of record of the shares of Class B Preferred Stock to be redeemed; but no defect in such notice or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Class B Preferred Stock. In addition to any information required by law or by the applicable rules of any national securities exchange or national interdealer quotation system on which the Class B Preferred Stock may be listed or admitted to trading or quoted, such notice shall set forth the Redemption Price, the Redemption Date, the number of shares to be redeemed and the place at which the shares called for redemption will, upon presentation and surrender of the stock certificates evidencing such shares, be redeemed, and if the Corporation has elected to deposit the Redemption Price with a Redemption Agent in accordance with paragraph 4(c) below, shall state the name and address of the Redemption Agent and the date on which such deposit was or will be made. In the event that fewer than the total number of shares of Class B Preferred Stock represented by a certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the holder thereof without cost to such holder.

                     (c) DEPOSIT OF REDEMPTION PRICE. If notice of any redemption by the Corporation pursuant to this paragraph 4 shall have been given as provided in paragraph 4(b) above, and if on or before the Redemption Date specified in such notice an amount in cash sufficient to redeem in full on the Redemption Date at the Redemption Price all shares of Class B Preferred Stock called for redemption shall have been set apart so as to be available for such purpose and only for such purpose, then effective as of the close of business on the Redemption Date, the shares of Class B Preferred Stock called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive the Redemption Price of such shares, without interest, upon the surrender of certificates representing the same.

                     At its election, the Corporation on or prior to the Redemption Date (but no more than 60 days prior to the Redemption Date) may deposit immediately available funds in an amount equal to the aggregate Redemption Price of the shares of Class B Preferred Stock called for redemption in trust for the holders thereof with any bank or trust company organized under the laws of the United States of America or any state thereof having capital, undivided profits and surplus aggregating at least $50 million (the "Redemption Agent"), with irrevocable instructions and authority to the Redemption Agent, on behalf and at the expense of the Corporation, to mail the notice of redemption as soon as practicable after receipt of such irrevocable instructions (or to complete such mailing previously commenced, if it has not already been completed) and to pay, on and after the Redemption Date or prior thereto, the Redemption Price of the shares of Class B Preferred Stock to be redeemed to their respective holders upon the surrender of the certificates therefor. A deposit made in compliance with the immediately preceding sentence shall be deemed to constitute full payment for the shares of Class B Preferred Stock to be redeemed and from and after the close of business on the date of such deposit (although prior to the Redemption Date), the shares of Class B Preferred Stock to be redeemed shall no longer be deemed outstanding and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect to such shares except the right of the holders thereof to receive the Redemption Price of such shares (calculated through the Redemption Date), without interest, upon surrender of the certificates therefor. Any interest accrued on the funds so deposited shall be paid to the Corporation from time to time. Any funds so deposited with the Redemption Agent which shall remain unclaimed by the holders of such shares of Class B Preferred Stock at the end of one year after the Redemption Date shall be returned by the Redemption Agent to the Corporation, after which repayment the holders of such shares of Class B Preferred Stock called for redemption shall look only to the Corporation for the payment thereof, without interest, unless an applicable escheat or abandoned property law designates another Person.

                     (d) OPTIONAL EXCHANGE FOR JUNIOR EXCHANGE NOTES. Subject to the rights of any Senior Stock and the provisions of paragraph 5 of this Section C, the shares of Class B Preferred Stock may be exchanged, out of funds legally available therefor, at the option of the Corporation by action of the Board of Directors, in whole but not in part, on any Business Day occurring after the Issue Date, for Junior Exchange Notes. Each holder of outstanding shares of Class B Preferred Stock shall be entitled to receive, in exchange for his shares of Class B Preferred Stock pursuant to this paragraph 4(d), newly issued Junior Exchange Notes of a series authorized and established for the purpose of such exchange, the aggregate principal amount of which shall be equal to the aggregate Liquidation Preference on the Optional Exchange Date of the shares of Class B Preferred Stock so exchanged by such holder, provided that the Junior

Exchange Notes will be issuable only in principal amounts of $100 or any integral multiple thereof and an adjustment will be paid by the Corporation, in cash or by its check, in an amount equal to any excess principal amount otherwise issuable.

                     (e) NOTICE OF EXCHANGE. Notice of the Corporation's election to exercise its optional exchange right pursuant to paragraph 4(d) (an "Optional Exchange Notice") shall be given by or on behalf of the Corporation, not more than 60 days nor less than 30 days prior to the Optional Exchange Date, to the holders of record of the shares of Class B Preferred Stock; but no defect in such notice or in the mailing thereof shall affect the validity of the proceedings for the exchange of any shares of Class B Preferred Stock. In addition to any information required by law or by the applicable rules of any national securities exchange or national interdealer quotation system on which the shares of Class B Preferred Stock may be listed or admitted to trading or quoted, such notice shall set forth the Optional Exchange Date, the place at which shares of Class B Preferred Stock will, upon presentation and surrender of the stock certificates evidencing such shares, be exchanged for Junior Exchange Notes, and the material terms (or, as to the rate per annum at which the Junior Exchange Notes will bear interest, and, if applicable, as to any other of such terms, the method of determining the same), consistent with the provisions hereof and of the Junior Exchange Note Indenture, of the series of Junior Exchange Notes to be issued upon such exchange.

                     Upon determination of the rate per annum at which the Junior Exchange Notes to be issued upon such exchange will bear interest and any other terms of such Junior Exchange Notes, the method of determining which was set forth in the Optional Exchange Notice, the Corporation shall promptly give notice of such determination to the holders of shares of Class B Preferred Stock, which notice may be given by (or, if required by applicable law, shall be given by) publication of such determination in a daily newspaper of national circulation.

                     (f) CONDITIONS TO EXCHANGE FOR JUNIOR EXCHANGE NOTE. Prior to the giving of an Optional Exchange Notice, the Corporation shall execute and deliver, with a bank or trust company selected by the Corporation, the Junior Exchange Note Indenture, substantially in the form annexed to the Form 8-K with only such changes as (i) are necessary to comply with law, any applicable rules of any securities exchange or usage, (ii) are requested by the Corporation and which would make any provisions of the Junior Exchange Note Indenture, or of the Junior Exchange Notes of the series established thereunder for the purpose of such exchange, more restrictive to the Corporation or beneficial to the holders of the Junior Exchange Notes of such series, as determined by the Board of Directors in good faith, such determination to be conclusive, (iii) are requested by the Corporation to add to the covenants and agreements of the Corporation contained in the Junior Exchange Note Indenture or to remove any right or power therein reserved to or conferred upon the Corporation, (iv) are requested by the Corporation in the event of any amendment to this Certificate that effects a change in the terms of the Class B Preferred Stock, to conform (as nearly as may be taking into account the differences between debt securities and equity securities) the provisions of the Junior Exchange Note Indenture (including, without limitation, the provisions relating to the establishment of the terms of any series of Junior Exchange Notes authorized to be issued thereunder) to the terms of the Class B Preferred Stock as so changed, (v) are consented to by the holders of at least a majority of the number of shares of Class B Preferred Stock then outstanding (or such greater percentage thereof as may be required by applicable law or any applicable rules of any national securities exchange or national interdealer quotation system), either in writing or by vote at a meeting called for that purpose at which the holders of Class B Preferred Stock shall vote as a separate class, or (vi) would not adversely affect the rights of the holders of Junior Exchange Notes of such series issuable thereunder.

                     Prior to the Optional Exchange Date, the Corporation shall
(i) establish in the manner contemplated by the Junior Exchange Note Indenture the terms of the series of Junior Exchange Notes to be issued thereunder on the Optional Exchange Date, and (ii) file at the office of the exchange agent for the Class B Preferred Stock (or with the books of the Corporation if there is no exchange agent) an opinion of counsel to the effect that (A) the Junior Exchange Note Indenture has been duly authorized, executed and delivered by the Corporation, and constitutes a valid and binding instrument enforceable against the Corporation in accordance with its terms (subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity and except that the Corporation may be prohibited from making payments on the Junior Exchange Notes of the series to be issued if and to the extent it would at the time be prohibited from redeeming capital stock and subject to other qualifications as are then customarily contained in opinions of counsel experienced in such matters); (B) that the Junior Exchange Notes of such series have been duly authorized and, when executed and authenticated in accordance with the provisions of the Junior Exchange Note Indenture and delivered in exchange for the shares of Class B Preferred Stock, will constitute valid and binding obligations of the Corporation entitled to the benefits of the Junior Exchange Note Indenture (subject as aforesaid); (C) that the issuance and delivery of the Junior Exchange Notes of such series in exchange for the shares of Class B Preferred Stock will not violate the laws of the state of incorporation of the Corporation; and (D) that (x) the Junior Exchange Note Indenture has been duly qualified under the TIA (or that such qualification is not necessary) and (y) that the issuance and delivery of the Junior Exchange Notes of such series in exchange for the shares of Class B Preferred Stock is exempt from the registration or qualification requirements of the 1933 Act and applicable state securities laws or, if no such exemption is available, that the Junior Exchange Notes of such series have been duly registered or qualified for such exchange under the 1933 Act and such applicable state securities laws.

                     (g) METHOD OF EXCHANGE. If an Optional Exchange Notice shall have been given by the Corporation pursuant to paragraph 4(e) of this Section C, and if the Corporation shall have satisfied the conditions to such exchange contained in paragraph 4(f), then effective as of the close of business on the Optional Exchange Date, the shares of Class B Preferred Stock, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof upon the surrender of certificates evidencing the same to receive the Junior Exchange Notes exchangeable therefor, and the cash adjustment, if any, in lieu of Junior Exchange Notes in other than authorized denominations, without interest.

                     Before any holder of shares of Class B Preferred Stock called for exchange shall be entitled to receive the Junior Exchange Notes deliverable in exchange therefor, such holder shall surrender the certificate or certificates representing the shares to be exchanged at such place as the Corporation shall have specified in the Optional Exchange Notice, which certificate or certificates shall be duly endorsed to the Corporation or in blank (or accompanied by duly executed instruments to transfer to the Corporation or in blank) with signatures guaranteed (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), together with a written notice to the Corporation, specifying the name or names (with addresses) in which the Junior Exchange Notes are to be issued. If any transfer is involved in the issuance or delivery of any Junior Exchange Notes in a name other than that of the registered holder of the shares of Class B Preferred Stock surrendered for exchange, such holder shall also deliver to the Corporation a sum sufficient for all taxes payable in respect of such transfer or evidence satisfactory to the Corporation that such taxes have been paid. Except as provided in the immediately preceding sentence, the Corporation shall pay any issue, stamp or other similar tax in respect of such issuance or delivery.

                     As soon as practicable after the later of the Optional Exchange Date and the proper surrender of the certificate(s) for such shares of Class B Preferred Stock as provided above, the Corporation shall deliver at the place specified in the Optional Exchange Notice, to the holder of the shares of Class B Preferred Stock so surrendered, or to his nominee(s) or, subject to compliance with applicable law, transferee(s), a Junior Exchange Note or Notes (of authorized denominations) in the principal amount to which he shall be entitled upon such exchange, together with a check in the amount of any cash adjustment as provided in paragraph 4(d). The Person in whose name any Junior Exchange Note is issued upon an exchange pursuant to paragraph 4(d) shall be treated for all purposes as the holder of record thereof as of the close of business on the Optional Exchange Date.

                     (h) STATUS OF REDEEMED SHARES. All shares of Class B Preferred Stock redeemed, exchanged, purchased or otherwise acquired by the Corporation shall be retired and shall not be reissued.

              5.     Limitations on Dividends and Redemptions.

                     If at any time the Corporation shall have failed to pay, or declare and set aside the consideration sufficient to pay, full cumulative dividends for all prior dividend periods on any Parity Stock which by the terms of the instrument creating or evidencing such Parity Stock is entitled to the payment of such cumulative dividends prior to the redemption, exchange, purchase or other acquisition of the Class B Preferred Stock, and until full cumulative dividends on such Parity Stock for all prior dividend periods are paid, or declared and the consideration sufficient to pay the same in full is set aside so as to be available for such purpose and no other purpose, neither the Corporation nor any Subsidiary thereof shall redeem, exchange, purchase or otherwise acquire any shares of Class B Preferred Stock, Parity Stock or Junior Stock, or set aside any money or assets for any such purpose, pursuant to paragraph 4(a) hereof, a sinking fund or otherwise, unless all then outstanding shares of Class B Preferred Stock, of such Parity Stock and of any other class of series of Parity Stock that by the terms of the instrument creating or evidencing such Parity Stock is required to be redeemed under such circumstances are redeemed or exchanged pursuant to the terms hereof and thereof.

                     If at any time the Corporation shall have failed to pay, or declare and set aside the consideration sufficient to pay, full cumulative dividends on the Class B Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date, and until full cumulative dividends on the Class B Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date are paid, or declared and the consideration sufficient to pay the same in full is set aside so as to be available for such purpose and no other purpose, neither the Corporation nor any Subsidiary thereof shall redeem, exchange, purchase or otherwise acquire any shares of Class B Preferred Stock, Parity Stock or Junior Stock, or set aside any money or assets for any such purpose, pursuant to paragraph 4 hereof, a sinking fund or otherwise, unless all then outstanding shares of Class B Preferred Stock and of any other class or series of Parity Stock that by the terms of the instrument creating or evidencing such Parity Stock is required to be redeemed under such circumstances are redeemed or exchanged pursuant to the terms hereof and thereof.

                     If at any time the Corporation shall have failed to pay, or declare and set aside the consideration sufficient to pay, full cumulative dividends on the Class B Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date, and until full cumulative dividends on the Class B Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date are paid, or declared and the consideration sufficient to pay the same in full is set aside for such purpose and no other purpose, the Corporation shall not declare or pay any dividend on or make any distribution with respect to any Junior Stock or Parity Stock or set aside any money or assets for any such purpose, except that the Corporation may declare and pay a dividend on any Parity Stock ranking on a parity basis with the Class B Preferred Stock with respect to the right to receive dividend payments, contemporaneously with the declaration and payment of a dividend on the Class B Preferred Stock, provided that such dividends are declared and paid pro rata so that the amount of dividends declared and paid per share of the Class B Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accumulated and accrued and unpaid dividends per share on the Class B Preferred Stock and such Parity Stock bear to each other.

                     If the Corporation shall fail to redeem or exchange on any date fixed for redemption or exchange pursuant to paragraph 4(a) or 4(d) hereof any shares of Class B Preferred Stock called for redemption or exchange on such date, and until such shares are redeemed or exchanged in full, the Corporation shall not redeem or exchange any Parity Stock or Junior Stock or declare or pay any dividend on or make any distribution with respect to any Junior Stock, or set aside any money or assets for any such purpose, and neither the Corporation nor any Subsidiary thereof shall purchase or otherwise acquire any Class B Preferred Stock, Parity Stock or Junior Stock, or set aside any money or assets for any such purpose.

                     Neither the Corporation nor any Subsidiary thereof shall redeem, exchange, purchase or otherwise acquire any Parity Stock or Junior Stock, or set aside any money or assets for any such purpose, if after giving effect to such redemption, exchange, purchase or other acquisition, the amount (as determined by the Board of Directors in good faith) that would be available for distribution to the holders of the Class B Preferred Stock upon liquidation, dissolution or winding up of the Corporation if such liquidation, dissolution or winding up were to occur on the date fixed for such redemption, exchange, purchase or other acquisition of such Parity Stock or Junior Stock would be less than the aggregate Liquidation Preference as of such date of all shares of Class B Preferred Stock then outstanding.

                     Nothing contained in the first, fourth or fifth paragraph of this paragraph 5 shall prevent (i) the payment of dividends on any Junior Stock solely in shares of Junior Stock or the redemption, purchase or other acquisition of Junior Stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of the first and fifth paragraphs hereof) through the application of the proceeds from the sale of, shares of Junior Stock; or (ii) the payment of dividends on any Parity Stock solely in shares of Parity Stock and/or Junior Stock or the redemption, exchange, purchase or other acquisition of Class B Preferred Stock or Parity Stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of the first and fifth paragraphs hereof) through the application of the proceeds from the sale of, shares of Parity Stock and/or Junior Stock.

                     The provisions of the first paragraph of this paragraph 5 are for the sole benefit of the holders of Class B Preferred Stock and Parity Stock having the terms described therein and accordingly, at any time when there are no shares of any such class or series of Parity Stock outstanding or if the holders of each such class or series of Parity Stock have, by such vote or consent of the holders thereof as may be provided for in the instrument creating or evidencing such class or series, waived in whole or in part the benefit of such provisions (either generally or in the specific instance), then the provisions of the first paragraph of this paragraph 5 shall not (to the extent waived, in the case of any partial waiver) restrict the redemption, exchange, purchase or other acquisition of any shares of Class B Preferred Stock, Parity Stock or Junior Stock. All other provisions of this paragraph 5 are for the sole benefit of the holders of Class B Preferred Stock and accordingly, if the holders of shares of Class B Preferred Stock shall have waived (as provided in paragraph 7 of this Section C) in whole or in part the benefit of the applicable provisions, either generally or in the specific instance, such provision shall not (to the extent of such waiver, in the case of a partial waiver) restrict the redemption, exchange, purchase or other acquisition of, or declaration, payment or making of any dividends or distributions on the Class B Preferred Stock, any Parity Stock or any Junior Stock.

              6.     Voting.

                     (a)    VOTING RIGHTS.         The holders of Class B
Preferred Stock shall have no voting rights whatsoever, except as required by law and except for the voting rights described in this paragraph 6; provided, however, that the number of authorized shares of Class B Preferred Stock may be increased or decreased (but not below the number of shares of Class B Preferred Stock then outstanding) by the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding Voting Securities (as defined in Section C of Article V of this Certificate), voting together as a single class as provided in Article IX of this Certificate. Without limiting the generality of the foregoing, no vote or consent of the holders of Class B Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation or designation of any class or series of Senior Stock, Parity Stock or Junior Stock, or (c) any amendment to this Certificate that would increase the number of authorized shares of Preferred Stock or the number of authorized shares of Class B Preferred Stock or that would decrease the number of authorized shares of Preferred Stock or the number of authorized shares of Class B Preferred Stock (but not below the number of shares of Preferred Stock or Class B Preferred Stock, as the case may be, then outstanding).

                     (b) ELECTION OF DIRECTORS. The holders of the Class B Preferred Stock shall have the right to vote at any annual or special meeting of stockholders for the purpose of electing directors. Each share of Class B Preferred Stock shall have one vote for such purpose, and shall vote as a single class with any other class or series of capital stock of the Corporation entitled to vote in any general election of directors.

              7.     Waiver.

                     Any provision of this Section C which, for the benefit of the holders of Class B Preferred Stock, prohibits, limits or restricts actions by the Corporation, or imposes obligations on the Corporation, may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case with the consent of the holders of at least a majority of the number of shares of Class B Preferred Stock then outstanding (or such greater percentage thereof as may be required by applicable law or any applicable rules of any national securities exchange or national interdealer quotation system), either in writing or by vote at an annual meeting or a meeting called for such purpose at which the holders of Class B Preferred Stock shall vote as a separate class.

              8.     Method of Giving Notices.

                     Any notice required or permitted by the provisions of this Section C to be given to the holders of shares of Class B Preferred Stock shall be deemed duly given if deposited in the United States mail, first class mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation or supplied by him in writing to the Corporation for the purpose of such notice.

              9.     Exclusion of Other Rights.

                     Except as may otherwise be required by law and except for the equitable rights and remedies which may otherwise be available to holders of Class B Preferred Stock, the shares of Class B Preferred Stock shall not have any designations, preferences, limitations or relative rights other than those specifically set forth in this Certificate.

              10.    Heading of Subdivisions.

                     The headings of the various subdivisions of this Section C are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Section C.


                                   SECTION D

                             SERIES PREFERRED STOCK

                     The Series Preferred Stock may be issued, from time to time, in one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors. The Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix:

                     (i) the distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

                     (ii) the annual dividend rate, if any, for the particular series, and the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on stock of the particular series shall be cumulative;

                     (iii) the redemption price or prices for the particular series;

                     (iv) the right, if any, of the holders of a particular series to convert or exchange such stock into or for other classes of stock or indebtedness of the Corporation, and the terms and conditions of such conversion;

                     (v) the voting rights, if any, of the holders of a particular series; and

                     (vi) the obligation, if any, of the Corporation to purchase and retire and redeem shares of a particular series as a sinking fund or redemption or purchase account, the terms thereof and the redemption price or prices per share for such series redeemed pursuant to the sinking fund or redemption account.

              All shares of any one series of the Series Preferred Stock shall be alike in every particular and all series shall rank equally and be identical in all respects except insofar as they may vary with respect to the matters which the Board of Directors is hereby expressly authorized to determine in the resolution or resolutions providing for the issue of any series of the Series Preferred Stock.


                                   SECTION E

                 CLASS A COMMON STOCK AND CLASS B COMMON STOCK

              Each share of the Class A Common Stock, par value $1.00 per share (the "Class A Common Stock"), and each share of the Class B Common Stock, par value $1.00 per share (the "Class B Common Stock"), of the Corporation shall, except as otherwise provided in this Section F, be identical in all respects and shall have equal rights and privileges.

              1.     Voting Rights.

                     Holders of Class A Common Stock shall be entitled to one vote for each share of such stock held, and holders of Class B Common Stock shall be entitled to ten votes for each share of such stock held, on all matters presented to such stockholders. Except as may otherwise be required by the laws of the State of Delaware, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote with the holders of voting shares of Preferred Stock, if any, as one class with respect to the election of directors and with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation, any proposed amendment to this Certificate that would increase the number of authorized shares of Class A Common Stock, of Class B Common Stock or of any such class or series of voting Preferred Stock or decrease the number of authorized shares of any such class or series of stock (but not below the number of shares thereof then outstanding)), and no separate vote or consent of the holders of shares of Class A Common Stock, the holders of shares of Class B Common Stock or the holders of voting shares of Preferred Stock shall be required for the approval of any such matter.

              2.     Conversion Rights.

                     Each share of Class B Common Stock shall be convertible, at the option of the holder thereof, into one share of Class A Common Stock. Any such conversion may be effected by any holder of Class B Common Stock by surrendering such holder's certificate or certificates for the Class B Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Class B Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Class B Common Stock represented by such certificate and stating the name or names in which such holder desires the certificate or certificates for Class A Common Stock to be issued. If so required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such holder. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as herein provided. Such conversion shall be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer referred to above, and the person or persons entitled to receive the Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock on that date. A number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock outstanding from time to time shall be set aside and reserved for issuance upon conversion of shares of Class B Common Stock. Shares of Class B Common Stock that have been converted hereunder shall remain treasury shares to be disposed of by resolution of the Board of Directors. Shares of Class A Common Stock shall not be convertible into shares of Class B Common Stock.

              3. Dividends. Subject to paragraph 4 of this Section E, whenever a dividend is paid to the holders of Class A Common Stock, the Corporation also shall pay to the holders of Class B Common Stock a dividend per share at least equal to the dividend per share paid to the holders of the Class A Common Stock. Subject to paragraph 4 of this Section E, whenever a dividend is paid to the holders of Class B Common Stock, the Corporation shall also pay to the holders of the Class A Common Stock a dividend per share at least equal to the dividend per share paid to the holders of the Class B Common Stock. Dividends shall be payable only as and when declared by the Board of Directors.

              4. Share Distributions. If at any time a distribution on the Class A Common Stock or Class B Common Stock is to be paid in Class A Common Stock, Class B Common Stock or any other securities of the Corporation (hereinafter sometimes called a "share distribution"), such share distribution may be declared and paid only as follows:

                     (a) a share distribution consisting of Class A Common Stock to holders of Class A Common Stock and Class B Common Stock, on an equal per share basis; or to holders of Class A Common Stock only, but in such event there shall also be a simultaneous share distribution to holders of Class B Common Stock consisting of shares of Class B Common Stock on an equal per share basis;

                     (b) a share distribution consisting of Class B Common Stock to holders of Class B Common Stock and Class A Common Stock, on an equal per share basis; or to holders of Class B Common Stock only, but in such event there shall also be a simultaneous share distribution to holders of Class A Common Stock consisting of shares of Class A Common Stock on an equal per share basis; and

                     (c) a share distribution consisting of any other class of securities of the Corporation other than Common Stock, to the holders of Class A Common Stock and the holders of Class B Common Stock on an equal per share basis.

              The Corporation shall not reclassify, subdivide or combine one class of its Common Stock without reclassifying, subdividing or combining the other class of Common Stock, on an equal per share basis.

              5. Liquidation and Mergers. Subject to the prior payment in full of the preferential amounts to which any Preferred Stock is entitled, the holders of Class A Common Stock and the holders of Class B Common Stock shall share equally, on a share for share basis, in any distribution of the Corporation's assets upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provisions for payment of the debts and other liabilities of the Corporation. Neither the consolidation or merger of the Corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 5.


                                   SECTION F

                              UNCLAIMED DIVIDENDS

       Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock or otherwise, which are unclaimed for a period of four years after the close of business on the payment date, shall be and be deemed extinguished and abandoned; and such unclaimed dividends in the possession of the Corporation, its transfer agent or other agents or depositories, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any Persons whatsoever.

                                   ARTICLE V

                                   DIRECTORS


                                   SECTION A

                              NUMBER OF DIRECTORS

       The governing body of the Corporation shall be a Board of Directors. Subject to any rights of the holders of any class or series of Preferred Stock to elect additional directors, the number of directors shall not be less than three (3) and the exact number of directors shall be fixed by the Board of Directors by resolution. Election of directors need not be by written ballot.


                                   SECTION B

                          CLASSIFICATION OF THE BOARD

       Except as otherwise fixed by or pursuant to the provisions of hereof relating to the rights of the holders of any class or series of Preferred Stock to separately elect additional directors, which additional directors are not required to be classified pursuant to the terms of such class or series of Preferred Stock, the Board of Directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as possible, of a number of directors equal to one-third (33 1/3%) of the then authorized number of members of the Board of Directors. The term of office of the initial Class I directors shall expire at the annual meeting of stockholders in 1995; the term of office of the initial Class II directors shall expire at the annual meeting of stockholders in 1996; and the term of office of the initial Class III directors shall expire at the annual meeting of stockholders in 1997. At each annual meeting of stockholders of the Corporation the successors of that class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified.


                                   SECTION C

                              REMOVAL OF DIRECTORS

       Subject to the rights of the holders of any class or series of Preferred Stock, directors may be removed from office only for cause (as hereinafter defined), but not without cause, upon the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding Voting Securities (as hereinafter defined), voting together as a single class. Except as may otherwise be provided by law, "cause" for removal, for purposes of this Section C, shall exist only if: (i) the director whose removal is proposed has been convicted of a felony, or has been granted immunity to testify in an action where another has been convicted of a felony, by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has become mentally incompetent, whether or not so adjudicated, which mental incompetence directly affects his ability as a director of the Corporation, as determined by at least 66 2/3% of the members of the Board of Directors then in office (other than such director); or (iii) such director's actions or failure to act have been determined by at least 66 2/3% of the members of the Board of Directors then in office (other than such director) to be in derogation of the director's duties. The term "Voting Securities" shall include the Class A Common Stock, the Class B Common Stock and any class or series of Preferred Stock entitled to vote with the holders of Common Stock generally upon all matters which may be submitted to a vote of stockholders at any annual meeting or special meeting thereof.


                                   SECTION D

                   NEWLY CREATED DIRECTORSHIPS AND VACANCIES

       Subject to the rights of the holders of any class or series of Preferred Stock, vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board of Directors, shall be filled by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director, except as may be provided in the terms of any class or series of Preferred Stock with respect to any additional director elected by the holders of such class or series of Preferred Stock.


                                   SECTION E

                  LIMITATION ON LIABILITY AND INDEMNIFICATION

       1.     Limitation On Liability.

              To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

       2.     Indemnification.

              (a) RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise





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
involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section
E. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

              (b) PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

              (c) CLAIMS. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

              (d) NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

              (e) OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

       3.     Amendment or Repeal.

              Any repeal or modification of the foregoing provisions of this Section E shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                   SECTION F

                              AMENDMENT OF BYLAWS

       In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors, by action taken by the affirmative vote of not less than 75% of the members of the Board of Directors then in office, is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the Bylaws of this Corporation.


                                   ARTICLE VI

                                      TERM

       The term of existence of this Corporation shall be perpetual.


                                  ARTICLE VII

                              STOCK NOT ASSESSABLE

       The capital stock of this Corporation shall not be assessable. It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of this Corporation. This Certificate shall not be subject to amendment in this respect.


                                  ARTICLE VIII

                            MEETINGS OF STOCKHOLDERS


                                   SECTION A

                          ANNUAL AND SPECIAL MEETINGS


       Subject to the rights of the holders of any class or series of Preferred Stock, stockholder action may be taken only at an annual or special meeting. Except as otherwise provided in the terms of any class or series of Preferred Stock or unless otherwise prescribed by law or by another provision of this Certificate, special meetings of the stockholders of the Corporation, for any purpose or purposes, shall be called by the Secretary of the Corporation (i) upon the written request of the holders of not less than 66 2/3% of the total voting power of the outstanding Voting Securities (as defined in Section C of Article V of this Certificate) or (ii) at the request of at least 75% of the members of the Board of Directors then in office.

                                   SECTION B

                          ANNUAL AND SPECIAL MEETINGS

       Except as otherwise provided in the terms of any class or series of Preferred Stock, no action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, is specifically denied.


                                   ARTICLE IX

                ACTIONS REQUIRING SUPERMAJORITY STOCKHOLDER VOTE

       Subject to the rights of the holders of any class or series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding Voting Securities (as defined in Section C of Article V of this Certificate), voting together as a single class at a meeting specifically called for such purpose, shall be required in order for the Corporation to take any action to authorize:

              (a) the amendment, alteration or repeal of any provision of this Certificate or the addition or insertion of other provisions herein;

              (b) the adoption, amendment or repeal of any provision of the Bylaws of the Corporation; provided, however, that this clause (b) shall not apply to, and no vote of the stockholders of the Corporation shall be required to authorize, the adoption, amendment or repeal of any provision of the Bylaws of the Corporation by the Board of Directors in accordance with the power conferred upon it pursuant to Section F of Article V of this Certificate;

              (c) the merger or consolidation of this Corporation with or into any other corporation; provided, however, that this clause (c) shall not apply to any merger or consolidation (i) as to which the laws of the State of Delaware, as then in effect, do not require the consent of this Corporation's stockholders, or (ii) which at least 75% of the members of the Board of Directors then in office have approved;

              (d) the sale, lease or exchange of all, or substantially all, of the property and assets of the Corporation; or

              (e)    the dissolution of the Corporation.

       All rights at any time conferred upon the stockholders of the Corporation pursuant to this Certificate are granted subject to the provisions of this Article IX.


                              #     #     #     #

       IN WITNESS WHEREOF, the undersigned has signed this Amended and Restated Certificate of Incorporation this ------- day of ----------, 1994.


                                           TCI/LIBERTY HOLDING COMPANY



                                     By:
                                         --------------------------------------
                                                               , President


       ATTEST:



- --------------------------





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